SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Soliciting Material under §240.14a-12

SBA Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SBA COMMUNICATIONS CORPORATION SUPPLEMENTAL PROXY MATERIALS

For the Annual Meeting of Shareholders to be Held on

May 14, 2020

Supplemental Biographical Information

May 7, 2020

These supplemental materials supplement the definitive proxy statement (the “Proxy Statement”) filed by SBA Communications Corporation (the “Company”) on April 3, 2020 relating to the Company’s Annual Meeting of Shareholders to be held on May 14, 2020 (the “Annual Meeting”).

The Company is providing these supplemental materials solely to update the biography of Fidelma Russo to include a change in Ms. Russo’s employment that occurred subsequent to the filing of the Proxy Statement. Ms. Russo is a member of the Board of Directors of the Company and a nominee for election to the Board of Directors at the Annual Meeting. Ms. Russo resigned from her role at Iron Mountain Inc., effective May 3, 2020, to join VMware, Inc., a public cloud computing and virtualization software and services company.

Important Information

These supplemental materials should be read in conjunction with the Proxy Statement, including Ms. Russo’s full biography on page 12 of the Proxy Statement. These supplemental materials do not change or update any of the other information contained in the Proxy Statement.